Exhibit 10.13

FIRST AMENDMENT TO GUARANTY
THIS FIRST AMENDMENT TO GUARANTY (this “Amendment”), dated as of February 4, 2019 (the “Effective Date”), is made by and among CITIBANK, N.A. (together with its successors and/or assigns, “Buyer”), TREMONT MORTGAGE TRUST, a Maryland real estate investment trust (“Guarantor”), and for the purpose of acknowledging and agreeing to the provision set forth in Section 5 hereof, TRMT CB LENDER LLC, a Delaware limited liability company (“Seller”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of February 9, 2018, as amended by the First Amendment to Master Repurchase Agreement, dated as of November 6, 2018 (as such agreement may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”) and that certain Fee Agreement, dated as of February 9, 2018, as amended by the First Amendment to Fee Agreement, dated as of November 6, 2018 and the Second Amendment to Fee Agreement, dated as of the date hereof (as the same may be further amended, supplemented or otherwise modified from time to time, the “Fee Agreement”);
WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guaranty, dated as of February 9, 2018 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Guaranty”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Guaranty (or if not defined therein, the Fee Agreement); and
WHEREAS, Seller and Buyer desire to modify the financial covenants as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:
1.Modification of Guaranty. Sections 5 (ii), (iii) and (iv) of the Guaranty are hereby deleted in their entirety and replaced by the versions below:
2.    (ii) Minimum Cash Liquidity. Cash Liquidity in excess of, (i) from the Effective Date to, but excluding, the first anniversary of the Effective Date, three percent (3%) of Total Recourse Indebtedness, and (ii) as of the first anniversary of the Effective Date and thereafter, five percent (5%) of Total Recourse Indebtedness; provided, that for purposes of the calculation of Total Recourse Indebtedness, the RMR Indebtedness shall be excluded.

(iii) Leverage Ratio. The ratio of (x) Total Indebtedness to (y) the sum of Total Indebtedness plus Tangible Net Worth shall not exceed 75%; provided that, notwithstanding the foregoing, at any time Guarantor has issued Indebtedness which Buyer has reasonably determined satisfies the requirements to be treated as RMR Indebtedness and, correspondingly, the Facility Amount has been increased to an amount in excess of $135,000,000, then the aforementioned percentage shall be modified from 75% to 85%.
(iv) Minimum Interest Coverage. The Interest Coverage Ratio shall not fall below 1.50 to 1.00; provided, that for purposes of the calculation of Interest Expense, the RMR Indebtedness shall be excluded.
3.    Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Guaranty hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.    Conditions Precedent. This Amendment and its provision shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.
5.    Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly (and after Buyer or Buyer’s counsel gives Seller an invoice for such expenses).
6.    Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Guaranty (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Guaranty inconsistent with this Amendment. All references to the “Guaranty” in the Repurchase Agreement or in any of the other Transaction Documents shall mean and refer to the Guaranty as modified and amended hereby.
7.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
8.    Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
9.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
10.    Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 28(c) of the Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

GUARANTOR: TREMONT MORTGAGE TRUST, a Maryland real estate investment trust By:_/s/ G. Douglas Lanois Name: G. Douglas Lanois Title: Chief Financial Officer

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SELLER:
TRMT CB LENDER LLC,
a Delaware limited liability company
By:_/s/ G. Douglas Lanois
    Name: G. Douglas Lanois
Title: Chief Financial Officer

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BUYER:
CITIBANK, N.A.

By: /s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory